Exhibit 99.1
VIMEO, INC.
FINANCIAL RESULTS and RECONCILIATIONS (UNAUDITED)
($ in thousands, except per share amounts)

The following tables have been prepared on a standalone basis and are derived from the historical accounting records of Vimeo and IAC. The information below reflects the allocation to Vimeo of certain IAC corporate expenses relating to Vimeo based on the historical accounting records of IAC. Further, income taxes have been computed for Vimeo on an as if standalone, separate tax return basis. Accordingly, certain amounts will not agree to Vimeo's results as included in IAC's historical results due to such adjustments made for standalone presentation.

The following table presents Vimeo's consolidated statement of operations for 2019 and 2020:

	2019					2020
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Revenue	$43,581	$45,713	$52,145	$54,576	$196,015	$56,968	$67,334	$75,130	$83,786	$283,218
Cost of revenue (exclusive of depreciation shown separately below)	18,890	18,266	20,730	19,779	77,665	18,358	22,899	22,869	24,951	89,077
Gross profit	24,691	27,447	31,415	34,797	118,350	38,610	44,435	52,261	58,835	194,141
Gross profit margin %	57%	60%	60%	64%	60%	68%	66%	70%	70%	69%
Operating expenses:
Research and development expense	10,461	10,547	12,305	13,633	46,946	15,293	16,262	16,476	16,207	64,238
Sales and marketing expense	23,544	20,599	21,068	22,126	87,337	25,125	26,519	25,643	28,343	105,630
General and administrative expense	8,729	9,141	8,267	8,052	34,189	12,204	10,983	10,954	15,705	49,846
Depreciation	193	132	39	114	478	58	102	106	194	460
Amortization of intangibles	1,391	2,020	3,119	3,123	9,653	3,123	2,915	6,613	2,093	14,744
Total operating expenses	44,318	42,439	44,798	47,048	178,603	55,803	56,781	59,792	62,542	234,918
Operating loss	(19,627)	(14,992)	(13,383)	(12,251)	(60,253)	(17,193)	(12,346)	(7,531)	(3,707)	(40,777)
Interest expense - related party	(1,677)	(1,955)	(2,418)	(2,488)	(8,538)	(2,453)	(2,372)	(2,160)	(2,131)	(9,116)
Other (expense) income, net (a)	(8,180)	1,872	(45)	(88)	(6,441)	(59)	(164)	89	227	93
Loss before income taxes	(29,484)	(15,075)	(15,846)	(14,827)	(75,232)	(19,705)	(14,882)	(9,602)	(5,611)	(49,800)
Income tax (provision) benefit	(29)	(122)	(72)	(122)	(345)	(555)	106	(205)	(174)	(828)
Net loss	$(29,513)	$(15,197)	$(15,918)	$(14,949)	$(75,577)	$(20,260)	$(14,776)	$(9,807)	$(5,785)	$(50,628)

Basic and diluted weighted average shares outstanding	116,305	125,261	141,010	141,020	130,994	141,063	141,247	141,282	146,083	142,426

Basic and diluted loss per share (b)	$(0.25)	$(0.12)	$(0.11)	$(0.11)	$(0.58)	$(0.14)	$(0.10)	$(0.07)	$(0.04)	$(0.36)

The following table provides a reconciliation of Vimeo's net loss to operating loss to Adjusted EBITDA:

	2019					2020
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Net loss	$(29,513)	$(15,197)	$(15,918)	$(14,949)	$(75,577)	$(20,260)	$(14,776)	$(9,807)	$(5,785)	$(50,628)
Add back:
Income tax provision (benefit)	29	122	72	122	345	555	(106)	205	174	828
Other expense (income), net (a)	8,180	(1,872)	45	88	6,441	59	164	(89)	(227)	(93)
Interest expense - related party	1,677	1,955	2,418	2,488	8,538	2,453	2,372	2,160	2,131	9,116
Operating loss	(19,627)	(14,992)	(13,383)	(12,251)	(60,253)	(17,193)	(12,346)	(7,531)	(3,707)	(40,777)
Add back:
Stock-based compensation expense	1,508	1,339	1,895	549	5,291	2,016	4,015	3,526	2,108	11,665
Depreciation	193	132	39	114	478	58	102	106	194	460
Amortization of intangibles	1,391	2,020	3,119	3,123	9,653	3,123	2,915	6,613	2,093	14,744
Adjusted EBITDA (c)	$(16,535)	$(11,501)	$(8,330)	$(8,465)	$(44,831)	$(11,996)	$(5,314)	$2,714	$688	$(13,908)

(a) Q1 2019 and Q2 2019, includes a realized loss of $8.2 million related to the sale of the hardware business, and a $2.0 million realized gain related to the sale of an investment, respectively.
(b) Quarterly per share amounts may not add up to the related annual per share amount due to differences in the average common shares outstanding during each period.
(c) Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. Vimeo believes this measure is useful for analysts and investors as this measure allows a more meaningful comparison between Vimeo’s performance and that of its competitors. The above items are excluded from Vimeo’s Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.